   As filed with the Securities and Exchange Commission on December 30, 1998
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                            COLLAGEN AESTHETICS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

        DELAWARE                                      94-2300486
(State of incorporation)                 (I.R.S. Employer Identification No.)

                              1850 EMBARCADERO ROAD
                           PALO ALTO, CALIFORNIA 94303
                    (Address of principal executive offices)

                             -----------------------

                             1994 STOCK OPTION PLAN
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                        1998 DIRECTORS' STOCK OPTION PLAN
                            (Full title of the Plans)

                             -----------------------

                               GARY S. PETERSMEYER
                 PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                            COLLAGEN AESTHETICS, INC.
                              1850 EMBARCADERO ROAD
                           PALO ALTO, CALIFORNIA 94303
                                 (650) 856-0200
 (Name, address and telephone number, including area code, of agent for service)

                             -----------------------

                                    Copy to:


                                 Jon E. Gavenman
                                 Brooke Campbell
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488

                        CALCULATION OF REGISTRATION FEE

                                                             Proposed               Proposed
                                            Maximum           Maximum                Maximum          Amount of
                                          Amount to be     Offering Price           Aggregate       Registration
Title of Securities to be Registered      Registered(1)      Per Share           Offering Price          Fee
----------------------------------------------------------------------------------------------------------------
1994 STOCK OPTION PLAN
  Common Stock,                             70,000
  $0.001 par value ...................     Shares(2)        $8.7500(3)              $  612,500        $170.27

1998 EMPLOYEE STOCK PURCHASE PLAN
  Common Stock,                            125,000
  $0.001 par value ...................     Shares(4)        $7.4375(5)              $  929,688        $258.45

1998 DIRECTORS' STOCK OPTION PLAN
  Common Stock,                            250,000
  $0.001 par value ...................     Shares(6)        $8.7500(3)              $2,187,500        $608.13

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) This total represents a 70,000 share increase in the shares reserved for issuance under the Registrant's 1994 Stock Option Plan, which increase was approved by the Registrant's Board of Directors on April 3, 1998 and by the Registrant's stockholders on August 12, 1998. This total excludes an additional 1,150,000 shares that were registered for issuance under the 1994 Stock Option Plan pursuant to previous registration statements on Form S-8 filed by the Registrant.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on December 28, 1998.

(4) This total represents 125,000 shares reserved for issuance under the Registrant's 1998 Employee Stock Purchase Plan, which reservation was approved by the Registrant's Board of Directors on April 3, 1998 and by the Registrant's stockholders on August 12, 1998.

(5) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. The computation is based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on December 28, 1998, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced plan.

(6) This total represents 250,000 shares reserved for issuance under the Registrant's 1998 Directors' Stock Option Plan, which reservation was approved by the Registrant's Board of Directors on April 3, 1998 and by the Registrant's stockholders on August 12, 1998.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") (excluding those exhibits not required to be filed on Form S-8 as governed by the Securities Act).

        (b) The Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1998 (excluding those exhibits not required to be filed on Form S-8 as governed by the Securities Act).

        (c)    The Registrant's Current Report on Form 8-K/A dated August 18,
1998.

        (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statements on Form 8-A filed with the Commission under
Section 12 of the Exchange Act on August 26, 1982 and November 29, 1994, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. DESCRIPTION OF SECURITIES.  Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "(a) corporation may indemnify any person who or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to produce a judgment in its favor...(by reason of his service in one of the capacities specified in the preceding sentence) against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

        The Registrant's Certificate of Incorporation provides that each person who is or was or who has agreed to become a director or officer of the Registrant or who had agreed at the request of the Registrant's Board of Directors or an officer of the Registrant to serve as an employee or agent of the Registrant or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Registrant to the full extent permitted by the DGCL or any other applicable laws. Such Certificate of Incorporation also provides that no amendment or repeal of such Certificate shall apply to or have any effect on the right to indemnification permitted or authorized thereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.

        The Registrant's Bylaws provide that the Registrant shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he was or is a director, officer, or employee of the Registrant or serves or served any other enterprise as a director, officer or employee at the request of the Registrant.

        The Registrant has entered or will enter into indemnification agreements with its directors and certain of its officers. The Registrant intends to purchase insurance on behalf of its officers and directors against losses arising from any claim asserted against or incurred by such individuals in any such capacity, subject to certain exclusions.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8. EXHIBITS.

      Exhibit
      Number
      -------
      4.1(1)   Certificate of Incorporation of the Registrant.

      4.2      Certificate of Amendment of Certificate of Incorporation.

      4.3(2)   Bylaws of the Registrant.

      4.4      1994 Stock Option Plan, as amended.

      4.5      1998 Employee Stock Purchase Plan.

      4.6      1998 Directors' Stock Option Plan.

      5.1      Opinion of Venture Law Group, a Professional  Corporation.

     23.1      Consent of Venture Law Group, a Professional Corporation
               (included in Exhibit 5.1).

     23.2      Consent of Ernst & Young, LLP, Independent Auditors.

     24.1      Power of Attorney (see pg. 7).

(1) Incorporated by reference to Exhibits 3.1 and 3.2 filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998.

(2) Incorporated by reference to Exhibits 3.3 and 3.4 filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998.

Item 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant, Collagen Aesthetics, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on December 30, 1998.

                                        Collagen Aesthetics, Inc.


                                        By: /S/ GARY S. PETERSMEYER
                                            ------------------------------------
                                            Gary S. Petersmeyer
                                            Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary S. Petersmeyer and Bob Newell, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                Title                                  Date
       ---------                                -----                                  ----
/s/ GARY S. PETERSMEYER            President, Chief Executive Officer and       December 30, 1998
----------------------------       Director (Principal Executive Officer)
Gary S. Petersmeyer

/s/ BOB NEWELL                     Chief Financial Officer (Principal           December 22, 1998
----------------------------       Financial and Accounting Officer)
Bob Newell

/s/ ANNE L. BAKAR                  Director                                     December 30, 1998
----------------------------
Anne L. Bakar

/s/ GERALD LAZARUS                 Director                                     December 21, 1998
----------------------------
Gerald Lazarus, M.D.

/s/ FULTON COLLINS                 Director                                     December 21, 1998
----------------------------
Fulton Collins

                                   Director
----------------------------
William G. Davis

                                INDEX TO EXHIBITS


 Exhibit
 Number
 -------
   4.1(1)   Certificate of Incorporation of the Registrant.

   4.2      Certificate of Amendment of Certificate of Incorporation.

   4.3(2)   Bylaws of the Registrant.

   4.4      1994 Stock Option Plan, as amended.

   4.5      1998 Employee Stock Purchase Plan.

   4.6      1998 Directors' Stock Option Plan.

   5.1      Opinion of Venture Law Group, A Professional Corporation.

   23.1     Consent of Venture Law Group, A Professional Corporation.
            (included in Exhibit 5.1).

   23.2     Consent of Ernst & Young, LLP, Independent Auditors.

   24.1     Power of Attorney (see p. 7).

(1) Incorporated by reference to Exhibits 3.1 and 3.2 filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998.

(2) Incorporated by reference to Exhibits 3.3 and 3.4 filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998.